Exhibit 99

PRESS RELEASE

GE Reports Record Financial Results for Full-Year and Fourth-Quarter 2005

Financial Highlights (Continuing Operations)

▪  Record 2005 revenues of $149.7 billion, up 11%; organic revenue growth of 8%
▪  Record 2005 earnings of $18.3 billion, up 12%; Earnings per share (EPS) of $1.72, up 10%
▪  All six GE businesses delivered double-digit earnings growth for the year
▪  Record 2005 cash from operating activities (CFOA) up 42% to $21.6 billion, Industrial CFOA up 14%
▪  Increased 2006 EPS growth outlook to $1.94-2.02, up 13-17% over 2005; 1Q ’06 EPS of $.38-.40, up 15-21%

Fairfield, Conn., January 20, 2006 - GE announced today record full-year 2005 earnings from continuing operations of $18.3 billion, or $1.72 per share, up 12% and 10% from 2004. Full-year revenues from continuing operations were also a record $149.7 billion, up 11%, increasing 8% organically. Cash flow from GE’s operating activities in 2005 increased 42% to $21.6 billion.

“We finished 2005 as we expected with a strong quarter in our business segments that capped an excellent year,” said GE Chairman and CEO Jeff Immelt. “This year we executed on our organic growth initiatives, strengthened our organization and improved our portfolio, including the continued exit from the majority of our insurance businesses.

“Looking into 2006, the current economic environment remains positive and is in line with our expectations: we see continued strong growth in Asia and developing markets, mid single-digit growth in the Americas, and slow growth in Europe. This is the kind of environment that plays well to GE’s products and services strengths.

“Our business fundamentals remain strong. Total year orders were up 10% in 2005, with demand coming from all the businesses. Our equipment backlog was $24 billion at year end and our multi-year services agreements increased to $87 billion, up 15%. We have good visibility into the increasing demand for our products and services in 2006.

“Growth is also fueling robust cash flow. GE’s CFOA is up 42%, with Industrial CFOA up 14% over 2004. With these funds we increased the quarterly dividend for the 30th straight year and we expanded our stock buyback program from $15 billion through 2007 to $25 billion through 2008. In 2005, we eliminated the remaining parent-supported debt at GE Capital Services ahead of schedule, and we purchased $5 billion of stock, a 67% increase over what we committed to earlier in the year. We plan to repurchase $7-9 billion of our stock in 2006.”

Highlights of Preliminary Full-Year and Fourth-Quarter 2005 Results

▪
Full-year earnings from continuing operations were a record $18.3 billion, up 12% from $16.3 billion in 2004, with comparable EPS of $1.72 up 10% from last year’s $1.56. All six of GE’s businesses contributed solid double-digit earnings growth for the year.

▪
Full-year continuing revenues grew 11% to a record $149.7 billion. Industrial sales rose 10% to $90.4 billion, reflecting solid core growth and the net effects of acquisitions. Financial services revenues increased 12% to $59.3 billion.

▪
Fourth-quarter earnings from continuing operations were $5.772 billion ($.55 per share), up from $5.718 billion ($.54 per share) in fourth quarter 2004. Five of GE’s six businesses contributed solid double-digit earnings growth. Earnings growth excluding the previously announced correction for Statement of Financial Accounting Standards (SFAS) 133 and the effects of dispositions of GE’s ownership interest in Gecis (now Genpact) was 11%.

▪
Fourth-quarter continuing revenues were $40.7 billion, up 3% from $39.7 billion in fourth quarter 2004. Industrial sales increased 4% to $25.6 billion reflecting core growth and the net effects of acquisitions. Financial services revenues of $15.1 billion were about the same as last year, reflecting lower asset sales and the effects of dispositions. Financial services revenue growth excluding the previously announced correction for SFAS 133 and the effects of dispositions of GE’s ownership interest in Gecis (now Genpact) was 5%.

▪
Cash generated from GE’s operating activities in 2005 totaled $21.6 billion, up 42% from $15.2 billion last year, reflecting a 14% increase from the industrial businesses. The GE Capital Services dividend of $7.8 billion for the year was up $4.7 billion over last year, reflecting strong operating results and cash from dispositions.

▪
Discontinued operations include the results of the majority of our Insurance businesses, GE Insurance Solutions and Genworth. Consistent with previous guidance, discontinued operations results in fourth quarter 2005 were a net loss of $2.7 billion, including a $2.9 billion loss at GE Insurance Solutions and $0.2 billion earnings from Genworth. Accordingly, fourth-quarter net earnings were $3.1 billion ($.29 per share) in 2005 and $5.6 billion ($.53 per share) in the prior year. For the year, the net loss from discontinued operations was $1.9 billion in 2005 compared with net earnings of $0.5 billion in 2004. Accordingly, net earnings were $16.4 billion ($1.54 per share) in 2005 and $16.8 billion ($1.61 per share) in 2004.

“I am proud of the GE team and our accomplishments. We enter 2006 with solid momentum and a strong outlook, including full-year 2006 EPS from continuing operations of $1.94-2.02, an increase of 13-17% over comparable 2005 earnings. For 1Q’06, we expect to achieve EPS of $.38-.40, up 15-21%,” said Immelt. “This sustained double-digit earnings growth and healthy cash generation should produce strong shareowner returns in 2006.”

GE will discuss preliminary fourth-quarter and full-year results on a conference call and Webcast at 8:30 a.m. ET today. Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

Fourth-Quarter 2005 Business Highlights

Infrastructure
▪	Signed GEnx engine order agreements with Korean Air, Japan Airlines and Air Canada for $240 million, $700 million and $900 million, respectively.
▪	Won an order from Emirates Airlines for GE90 engines and an OnPointSM Solutions agreement worth more than $2.5 billion.
▪	Entered into an agreement to provide GE90 engines and OnPointSM Solutions services to Cathay Pacific Airways.
▪	Announced the construction of 1st Mexico desalination plant.
▪	Chosen to supply gas turbines and services for Nigerian government projects totaling 2,000 megawatts.
▪	Awarded a contract for the expansion of a power plant in the State of Qatar, a $500 million venture.
▪	Signed agreement worth more than $450 million with the China Ministry of Railways to provide 300 locomotives.

Consumer Finance
▪	Acquired a majority interest in Keppel Bank, the oldest savings bank in the Philippines, establishing a presence in one of Asia's fastest growing economies.
▪
Made a strategic investment in Shenzhen Development Bank (SDB), China's first publicly traded bank, and signed a strategic cooperation agreement with SDB to develop consumer finance opportunities in China.

▪
Reached agreement to acquire Pacific Retail Finance, a $350 million consumer finance company in New Zealand, and one of the country's largest direct to consumer finance operations, solidifying GE's position as one of Australia-New Zealand's leading financial services companies.

▪
Agreed to purchase the credit card assets of Belk, Inc., the United States' largest privately owned department store company, adding approximately $500 million in assets to Consumer Finance's U.S. PLCC platform.

▪	Closed acquisition of stake in Garanti bank.

Commercial Finance
▪	Agreed to acquire Arden Realty, a REIT that owns, manages, leases, develops and renovates Southern California office properties jointly with Trizec Properties.
▪	Acquired a portfolio of 112 industrial properties in Mexico for $450 million, one of the largest Latin American real-estate transactions to date.
▪	Completed acquisition of Antares Capital, a leading lender to middle market, private equity sponsors. The acquisition added $1.5 billion in purchased assets and $2 billion assets under management.
▪	Closed financings with ServerCorr LLC for $440 million and NextMedia for $335 million.

Industrial
▪
Received the Good Housekeeping "Good Buy" Award and Popular Science "Best of What's New" award in the Home Tech category for outstanding performance and innovative features for the GE ProfileTM dishwasher with SmartDispenseTM technology.

▪	Introduced ecomagination products including advanced LexanTM, GE’s first hard-coated, polycarbonate sheet product for the global public transportation industry.
▪
Entered into an historic partnership with the Chinese Ministry of Agriculture to improve agricultural productivity in the region with a silicones-based additive technology called Silwet* Super Spreader from GE Silicones.

▪
Launched Checkpoint of the Future laboratory at the San Francisco International Airport as part of GE’s “Tunnel of Truth” Imagination Breakthrough. The Checkpoint of the Future collaboration included GE, San Francisco International Airport and TSA.

NBC Universal
▪	Premiered King Kong, which has generated more than $500 million in worldwide box office receipts.
▪
Began offering NBC Universal television shows on Apple's iTunes service, with episodes of The Office among the most popular downloads as broadcast TV ratings have reached all-time highs in the key demographic of adults 18-49.

▪	Generated highest adults 18-49 rating this season for a TV sitcom with My Name Is Earl.
▪	Delivered Telemundo’s strongest quarterly performance ever in adults 18-49 and adults 18-34 in weekday primetime, becoming the fastest-growing broadcast network in both demographics.
▪
Achieved Sci Fi Channel’s highest full-year ratings, and led all basic-cable entertainment networks in primetime adult 25-54 averages for the fourth quarter with USA Network, which delivered its biggest quarter in more than seven years.

Healthcare
▪
Generated strong demand for orders in computed tomography (CT), ultrasound, and magnetic resonance (MR) orders, with strong demand for Imagination Breakthrough products, such as more than $215 million in orders for the LightSpeed Volume CTTM scanner.

▪	Announced the 500th global installation of the LightSpeed VCT, making it the fastest selling product in the business’s history.
▪	Launched the Discovery VCT, the World’s First Volumetric PET/CT System at the 91st annual meeting of the Radiological Society of North America in Chicago in November.
▪	Announced U.S. FDA clearance of Lunar iDXA(TM), a new bone mineral density system designed to help doctors detect, diagnose and monitor treatment of osteoporosis.
▪	Named by Frost & Sullivan as the “2005 Company of the Year” in the field of medical imaging for its “invaluable contribution to the global healthcare industry.”

* * *
GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements

2005 results are preliminary and quarterly information is unaudited. This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties which could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest rates and commodity prices; strategic actions, including dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; unanticipated loss development in our insurance businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contact: General Electric, Fairfield
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended December 31	2005	2004	V%	2005	2004	V%	2005	2004	V%
Revenues
Sales of goods and services	$26,176	$25,333		$25,622	$24,572		$647	$830
GECS earnings from continuing operations	-	-		2,675	2,727		-	-
GECS revenues from services	14,106	13,929		-	-		14,478	14,291
Other income	423	414		443	416		-	-
Total revenues	40,705	39,676	3%	28,740	27,715	4%	15,125	15,121	-

Costs and expenses
Cost of sales, operating and administrative expenses	27,520	27,083		21,669	20,813		6,134	6,526
Interest and other financial charges	3,988	3,339		376	336		3,756	3,115
Insurance losses and policyholder and annuity benefits	1,365	1,202		-	-		1,423	1,267
Provision for losses on financing receivables	886	1,144		-	-		886	1,144
Minority interest in net earnings of consolidated affiliates	250	296		203	247		47	49
Total costs and expenses	34,009	33,064	3%	22,248	21,396	4%	12,246	12,101	1%

Earnings from continuing operations before income taxes	6,696	6,612	1%	6,492	6,319	3%	2,879	3,020	(5)%
Provision for income taxes	(924)	(894)		(720)	(601)		(204)	(293)
Earnings from continuing operations	5,772	5,718	1%	5,772	5,718	1%	2,675	2,727	(2)%

(Loss) from discontinued operations (net of taxes)	(2,708)	(87)		(2,708)	(87)		(2,708)	(87)

Net earnings	$3,064	$5,631	(46)%	$3,064	$5,631	(46)%	$(33)	$2,640	U

Per-share amounts- earnings from continuing operations
Diluted earnings per share	$0.55	$0.54	2%
Total average equivalent shares	10,563	10,626	(1)%

Basic earnings per share	$0.55	$0.54	2%
Total average equivalent shares	10,526	10,580	(1)%

Per-share amounts - net earnings
Diluted earnings per share	$0.29	$0.53	(45)%
Total average equivalent shares	10,563	10,626	(1)%

Basic earnings per share	$0.29	$0.53	(45)%
Total average equivalent shares	10,526	10,580	(1)%

Dividends declared per share	$0.25	$0.22	14%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2004 consolidated financial statements at www.ge.com/annual04 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Twelve months ended December 31	2005	2004	V%	2005	2004	V%	2005	2004	V%
Revenues
Sales of goods and services	$92,589	$84,705		$90,430	$82,214		$2,528	$2,840
GECS earnings from continuing operations	-	-		9,141	7,853		-	-
GECS revenues from services	55,430	48,712		-	-		56,769	50,054
Other income	1,683	1,064		1,764	1,076		-	-
Total revenues	149,702	134,481	11%	101,335	91,143	11%	59,297	52,894	12%

Costs and expenses
Cost of sales, operating and administrative expenses	102,085	94,855		78,094	71,368		25,027	24,529
Interest and other financial charges	15,187	11,656		1,432	979		14,308	11,121
Insurance losses and policyholder and annuity benefits	5,474	3,583		-	-		5,674	3,800
Provision for losses on financing receivables	3,841	3,888		-	-		3,841	3,888
Minority interest in net earnings of consolidated affiliates	986	728		784	538		202	190
Total costs and expenses	127,573	114,710	11%	80,310	72,885	10%	49,052	43,528	13%

Earnings from continuing operations before income taxes	22,129	19,771	12%	21,025	18,258	15%	10,245	9,366	9%
Provision for income taxes	(3,854)	(3,486)		(2,750)	(1,973)		(1,104)	(1,513)
Earnings from continuing operations	$18,275	$16,285	12%	$18,275	$16,285	12%	$9,141	$7,853	16%

Earnings (loss) from discontinued operations (net of taxes)	(1,922)	534		(1,922)	534		(1,922)	534

Net earnings	$16,353	$16,819	(3)%	$16,353	$16,819	(3)%	$7,219	$8,387	(14)%

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$1.72	$1.56	10%
Total average equivalent shares	10,611	10,445	2%

Basic earnings per share	$1.73	$1.57	10%
Total average equivalent shares	10,570	10,400	2%

Per-share amounts - net earnings
Diluted earnings per share	$1.54	$1.61	(4)%
Total average equivalent shares	10,611	10,445	2%

Basic earnings per share	$1.55	$1.62	(4)%
Total average equivalent shares	10,570	10,400	2%

Dividends declared per share	$0.91	$0.82	11%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2004 consolidated financial statements at www.ge.com/annual04 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months			Twelve Months
	Ended December 31			Ended December 31
(Dollars in millions)	2005	2004	V%	2005	2004	V%

Revenues
Commercial Finance	$5,231	$5,368	(3)	$20,646	$19,524	6
Consumer Finance	4,886	4,304	14	19,416	15,734	23
Healthcare	4,486	4,259	5	15,153	13,456	13
Industrial	8,453	8,378	1	32,631	30,722	6
Infrastructure	12,080	10,877	11	41,803	37,373	12
NBC Universal	4,192	4,341	(3)	14,689	12,886	14
Corporate items and eliminations	1,377	2,149	(36)	5,364	4,786	12

Consolidated revenues from continuing operations	$40,705	$39,676	3	$149,702	$134,481	11

Segment profit (a)
Commercial Finance	$1,280	$1,081	18	$4,290	$3,570	20
Consumer Finance	770	637	21	3,050	2,520	21
Healthcare	995	860	16	2,665	2,286	17
Industrial	769	613	25	2,559	1,833	40
Infrastructure	2,433	2,096	16	7,769	6,797	14
NBC Universal	801	860	(7)	3,092	2,558	21
Total segment profit	7,048	6,147	15	23,425	19,564	20

Corporate items and eliminations	(180)	508	U	(968)	(327)	U
GE interest and other financial charges	(376)	(336)	(12)	(1,432)	(979)	(46)
GE provision for income taxes	(720)	(601)	(20)	(2,750)	(1,973)	(39)

Earnings from continuing operations	$5,772	$5,718	1	$18,275	$16,285	12

Earnings (loss) from discontinued operations (net of taxes)	$(2,708)	$(87)	U	$(1,922)	$534	U

Consolidated net earnings	$3,064	$5,631	(46)	$16,353	$16,819	(3)

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured - excluded in determining segment profit, which we refer to as "operating profit," for Healthcare, NBC Universal, and the industrial businesses of the Industrial and Infrastructure segments; included in determining segment profit, which we refer to as "net earnings," for Commercial Finance, Consumer Finance, and the financial services businesses of the Industrial segment (Equipment Services) and Infrastructure segment (Aviation Financial Services, Energy Financial Services and Transportation Finance).

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months			Twelve Months
	Ended December 31			Ended December 31
(Dollars in millions)	2005	2004	V%	2005	2004	V%

Commercial Finance
Revenues	$5,231	$5,368	(3)	$20,646	$19,524	6

Segment profit	$1,280	$1,081	18	$4,290	$3,570	20
Revenues
Capital Solutions	$2,897	$3,126	(7)	$11,476	$11,503	-
Real Estate	828	894	(7)	3,492	3,084	13
Segment profit
Capital Solutions	$460	$455	1	$1,515	$1,325	14
Real Estate	389	374	4	1,282	1,124	14

Industrial
Revenues	$8,453	$8,378	1	$32,631	$30,722	6

Segment profit	$769	$613	25	$2,559	$1,833	40
Revenues
Consumer & Industrial	$3,733	$3,757	(1)	$14,092	$13,767	2
Equipment Services	1,692	1,727	(2)	6,627	6,571	1
Plastics	1,655	1,715	(3)	6,606	6,066	9
Segment profit
Consumer & Industrial	$283	$200	42	$871	$716	22
Equipment Services	85	55	55	197	82	F
Plastics	222	220	1	867	566	53

Infrastructure
Revenues	$12,080	$10,877	11	$41,803	$37,373	12

Segment profit	$2,433	$2,096	16	$7,769	$6,797	14
Revenues
Aviation	$3,336	$3,178	5	$11,904	$11,094	7
Aviation Financial Services	904	875	3	3,504	3,159	11
Energy	5,009	4,400	14	16,525	14,586	13
Energy Financial Services	360	200	80	1,349	972	39
Oil & Gas	1,288	980	31	3,598	3,135	15
Transportation	1,019	876	16	3,577	3,007	19
Segment profit
Aviation	$752	$709	6	$2,573	$2,238	15
Aviation Financial Services	221	167	32	764	520	47
Energy	879	802	10	2,665	2,543	5
Energy Financial Services	196	57	F	646	376	72
Oil & Gas	202	123	64	411	331	24
Transportation	180	153	18	524	516	2

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)	Consolidated		GE		Financial Services (GECS)
Assets	12/31/05	12/31/04	12/31/05	12/31/04	12/31/05	12/31/04
Cash & marketable securities	$62.2	$69.1	$2.5	$3.6	$60.0	$65.7
Receivables	14.9	14.2	15.1	14.5	-	-
Inventories	10.5	9.8	10.3	9.6	0.2	0.2
GECS financing receivables - net	287.6	282.7	-	-	287.6	282.7
Property, plant & equipment - net	67.5	63.1	16.5	16.8	51.0	46.3
Investment in GECS	-	-	50.8	54.3	-	-
Goodwill & intangible assets	81.7	78.5	57.8	54.7	23.9	23.7
Other assets	102.1	100.8	36.8	38.1	71.1	67.6
Assets of discontinued operations	46.8	132.3	-	-	46.8	132.3

Total assets	$673.3	$750.5	$189.8	$191.6	$540.6	$618.5

Liabilities and equity
Borrowings	$370.4	$365.1	$10.2	$11.0	$362.1	$355.5
Insurance reserves	45.4	48.1	-	-	45.7	48.4
Other liabilities & minority interest	111.8	113.6	70.2	69.8	45.4	47.2
Liabilities of discontinued operations	36.3	112.9	-	-	36.6	113.1
Shareowners' equity	109.4	110.8	109.4	110.8	50.8	54.3

Total liabilities and equity	$673.3	$750.5	$189.8	$191.6	$540.6	$618.5

December 31, 2005 information is unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2004 consolidated financial statements at www.ge.com/annual04 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under SEC rules. Specifically, we have referred to organic revenue growth for the twelve months ended December 31, 2005, compared with the twelve months ended December 31, 2004, the increase in cash from operating activities from our industrial businesses (or Industrial CFOA) for the twelve months ended December 31, 2005, compared with the twelve months ended December 31, 2004, earnings growth excluding the previously announced corrrection for SFAS 133 and the effects of dispositions of GE's ownership interest in Gecis (now Genpact) and financial services revenue growth excluding the previously announced correction for SFAS 133 and the effects of dispositions of GE's ownership interest in Gecis (now Genpact). The reasons we use these non-GAAP financial measures and their reconciliation to their most directly comparable GAAP financial measures - continuing revenues, cash from operating activities, earnings from continuing operations and financial services revenues - follow.

	Twelve months
(Dollars in millions)	ended December 31
	2005	2004	V %

GE consolidated continuing revenues as reported	$149,702	$134,481	11%
Less the effects of:
Acquisitions, dispositions and currency exchange rates	10,561	4,526
The 2004 Olympics broadcasts	-	927
The May 2005 SFAS 133 correction	-	503
GE consolidated revenues excluding the effects of acquisitions, business dispositions (other than dispositions of businesses acquired for investment), currency exchange rates, the 2004 Olympics broadcasts and the
May 2005 SFAS 133 correction (organic revenues)	$139,141	$128,525	8%

	Twelve months
	ended December 31
	2005	2004	V %

Cash from GE’s operating activities as reported	$21,609	$15,204	42%
Less: GECS dividends	7,816	3,105
Cash from GE’s operating activities excluding dividends from GECS (Industrial CFOA)	$13,793	$12,099	14%

	Three months
	ended December 31
	2005	2004	V %

GE earnings from continuing operations as reported	$5,772	$5,718	1%
Less the effects of:
The May 2005 SFAS 133 correction	-	253
Genpact dispositions	94	336
GE earnings from continuing operations excluding the effects of the May 2005 SFAS correction and Genpact dispostions	$5,678	$5,129	11%

	Three months
	ended December 31
	2005	2004	V	%

Financial services revenues as reported	$15,125	$15,121	-
Less the effects of:
The May 2005 SFAS 133 correction	-	451
Genpact dispositions	94	396
Financial services revenues excluding the effects of the May 2005 SFAS 133 correction and Genpact dispositions	$15,031	$14,274	5%

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by large factors or events. For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total. For this reason, we believe that investors may find it useful to see our 2005 growth in continuing revenues without the effects of acquisitions, dispositions and currency exchange rates, without the effects of the 2004 Olympics broadcasts and without the effects of the May 2005 SFAS 133 correction. We also believe that investors would find it useful to compare our operating cash flow for the twelve months ended December 31, 2005, to the operating cash flow for the twelve months ended December 31, 2004, without the impact of GECS dividends, which can vary from period-to-period. Similarly, we believe that investors would find it useful to compare our 2005 earnings from continuing operations with our 2004 earnings from continuing operations without the effects of the May 2005 SFAS 133 correction and the effects of the Genpact dispositions. We also believe that investors would find it useful to compare our financial services revenues for the three months ended December 31, 2005 with the revenues for the three months ended December 31, 2004, without the effects of the May 2005 SFAS 133 correction and the effects of the Genpact dispositions.